Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance
(unaudited)

Our future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect our financial results are included from time to time in the public reports filed with the Securities and Exchange Commission, including Form 10-K for the fiscal year ended December 29, 2019 filed with the SEC on February 10, 2020, Form 10-Q for the fiscal quarter ended March 29, 2020, Form 10-Q for the fiscal quarter ended June 28, 2020, and Form 10-Q for the fiscal quarter ended September 27, 2020. We assume no obligation to update any forward-looking statements or information.

Fiscal Year 2021
GAAP diluted earnings per share attributable to Illumina stockholders (a)	$4.76 - $5.01
Amortization of acquired intangible assets	0.18
Non-cash interest expense (b)	0.24
Incremental non-GAAP tax expense (c)	(0.08)
Non-GAAP diluted earnings per share attributable to Illumina stockholders (a)	$5.10 - $5.35
(a) Guidance excludes the potential impact of the pending acquisition of GRAIL, Inc., which is expected to close in the second half of 2021.
(b) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.
(c) Incremental non-GAAP tax expense reflects the tax impact related to the non-GAAP adjustments listed.